                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on Somerset Savings Bank dated January 23, 1998 included in UST Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998 into UST Corp.'s previously filed Registration Statements No.033-56687, 033-38836 and 333-05911.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 25, 1999